Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles segment profit (loss) to Net income attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Operating segments
GM North America (GMNA)	$4,366	$3,023	$6,459	$7,941
GM International (GMI)	10	(65)	(811)	(82)
Cruise	(204)	(251)	(627)	(699)
GM Financial(a)	1,207	711	1,663	1,606
Total operating segments	5,379	3,418	6,684	8,766
Corporate and eliminations(b)	(95)	(452)	(686)	(478)
EBIT-adjusted	5,284	2,966	5,998	8,288
Adjustments
GMI restructuring(c)	(76)	—	(657)	—
Transformation activities(d)	—	(390)	—	(1,541)
GM Brazil indirect tax recoveries(e)	—	123	—	1,360
Total adjustments	(76)	(267)	(657)	(181)
Automotive interest income	51	129	195	333
Automotive interest expense	(327)	(206)	(823)	(582)
Income tax expense	(887)	(271)	(1,132)	(932)
Net income attributable to stockholders(f)	$4,045	$2,351	$3,581	$6,926
__________
(a)GM Financial amounts represent EBT-adjusted.
(b)GM's automotive interest income and interest expense, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe, which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.
(c)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of supplier claims in the three months ended September 30, 2020 and dealer restructurings, asset impairments, inventory provisions, employee separation charges and sales allowances in the nine months ended September 30, 2020 in Australia, New Zealand and Thailand.
(d)These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges, pension curtailment and other charges in the three months ended September 30, 2019 and accelerated depreciation, supplier-related charges and pension curtailment and other charges in the nine months September 30, 2019.
(e)These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.
(f)Net of Net loss attributable to noncontrolling interests.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended
	September 30,		June 30,		March 31,		December 31,
	2020	2019	2020	2019	2020	2019	2019	2018
Net income (loss) attributable to stockholders	$4,045	$2,351	$(758)	$2,418	$294	$2,157	$(194)	$2,044
Income tax expense (benefit)	887	271	(112)	524	357	137	(163)	(611)
Automotive interest expense	327	206	303	195	193	181	200	185
Automotive interest income	(51)	(129)	(61)	(106)	(83)	(98)	(96)	(117)
Adjustments
GMI restructuring(a)	76	—	92	—	489	—	—	—
Transformation activities(b)	—	390	—	361	—	790	194	1,327
GM Brazil indirect tax recoveries(c)	—	(123)	—	(380)	—	(857)	—	—
FAW-GM divestiture(d)	—	—	—	—	—	—	164	—
Total adjustments	76	267	92	(19)	489	(67)	358	1,327
EBIT (loss)-adjusted	$5,284	$2,966	$(536)	$3,012	$1,250	$2,310	$105	$2,828
________
(a)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of supplier claims in the three months ended September 30, 2020, inventory provisions in the three months ended June 30, 2020 and asset impairments, dealer restructurings, employee separation charges and sales allowances in the three months ended March 31, 2020 in Australia, New Zealand and Thailand.
(b)These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges and pension curtailment and other charges in the three months ended September 30, 2019, supplier-related charges and accelerated depreciation in the three months ended June 30, 2019, accelerated depreciation in the three months ended March 31, 2019, accelerated depreciation and employee separation charges in the three months ended December 31, 2019 and employee separation charges and accelerated depreciation in the three months ended December 31, 2018.
(c)These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.
(d)This adjustment was excluded because we divested our joint venture FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM), as a result of a strategic decision by both shareholders, allowing us to focus our resources on opportunities expected to deliver higher returns.

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$4,005	$2.78	$2,313	$1.60	$3,446	$2.40	$6,813	$4.74
Adjustments(a)	76	0.05	267	0.18	657	0.46	181	0.12
Tax effect on adjustment(b)	(14)	—	(93)	(0.06)	(82)	(0.06)	(134)	(0.09)
Tax adjustment(c)	—	—	—	—	236	0.16	—	—
EPS-diluted-adjusted	$4,067	$2.83	$2,487	$1.72	$4,257	$2.96	$6,860	$4.77
________
(a)Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of tax expense related to the establishment of a valuation allowance against deferred tax assets in Australia and New Zealand. This adjustment was excluded because significant impacts of valuation allowances are not considered part of our core operations.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2020			September 30, 2019			September 30, 2020			September 30, 2019
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$4,905	$887	18.1%	$2,582	$271	10.5%	$4,656	$1,132	24.3%	$7,791	$932	12.0%
Adjustments(a)	76	14		268	93		657	82		185	134
Tax adjustment(b)		—			—			(236)			—
ETR-adjusted	$4,981	$901	18.1%	$2,850	$364	12.8%	$5,313	$978	18.4%	$7,976	$1,066	13.4%
________
(a)Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details. Net income attributable to noncontrolling interests included for these adjustments is insignificant in the three and nine months ended September 30, 2019. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2020	September 30, 2019
Net income (loss) attributable to stockholders	$3.4	$9.0
Average equity(a)	$42.5	$42.8
ROE	8.0%	20.9%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2020	September 30, 2019
EBIT (loss)-adjusted(a)	$6.1	$11.1
Average equity(b)	$42.5	$42.8
Add: Average automotive debt and interest liabilities (excluding finance leases)	27.0	14.8
Add: Average automotive net pension & OPEB liability	17.4	16.5
Less: Average automotive and other net income tax asset	(24.1)	(23.3)
ROIC-adjusted average net assets	$62.8	$50.8
ROIC-adjusted	9.7%	21.9%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT (loss)-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net automotive cash provided by operating activities	$9,935	$5,017	$2,276	$6,623
Less: Capital expenditures	(980)	(1,351)	(3,292)	(4,779)
Add: GMI restructuring	167	—	251	9
Add: Transformation activities	—	158	—	645
Less: GM Brazil indirect tax recoveries	—	(60)	(58)	(76)
Adjusted automotive free cash flow	$9,122	$3,764	$(823)	$2,422

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2020
Net sales and revenue	$29,128	$2,735	$203		$32,066	$26	$3,421	$(33)	$35,480
Expenditures for property	$841	$138	$1	$—	$980	$4	$8	$—	$992
Depreciation and amortization	$1,182	$146	$5	$—	$1,333	$11	$1,814	$—	$3,158
Impairment charges	$—	$4	$—	$—	$4	$—	$—	$—	$4
Equity income(a)	$4	$259	$—	$—	$263	$—	$46	$—	$309

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2019
Net sales and revenue	$27,971	$3,794	$52		$31,817	$25	$3,659	$(28)	$35,473
Expenditures for property	$1,122	$229	$—	$—	$1,351	$16	$9	$—	$1,376
Depreciation and amortization	$1,325	$133	$11	$—	$1,469	$7	$1,832	$—	$3,308
Impairment charges	$—	$1	$—	$—	$1	$—	$—	$—	$1
Equity income (loss)(a)	$3	$279	$(6)	$—	$276	$—	$39	$—	$315

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2020
Net sales and revenue	$66,563	$7,692	$321		$74,576	$79	$10,405	$(93)	$84,967
Expenditures for property	$2,703	$574	$15	$—	$3,292	$10	$26	$—	$3,328
Depreciation and amortization	$3,536	$461	$20	$—	$4,017	$30	$5,567	$—	$9,614
Impairment charges	$20	$101	$—	$—	$121	$—	$—	$—	$121
Equity income(a)	$15	$261	$—	$—	$276	$—	$113	$—	$389

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2019
Net sales and revenue	$83,660	$11,691	$152		$95,503	$75	$10,918	$(85)	$106,411
Expenditures for property	$4,091	$687	$1	$—	$4,779	$39	$34	$—	$4,852
Depreciation and amortization	$4,803	$379	$36	$—	$5,218	$16	$5,579	$—	$10,813
Impairment charges	$15	$4	$—	$—	$19	$—	$—	$—	$19
Equity income (loss)(a)	$7	$886	$(19)	$—	$874	$—	$126	$—	$1,000
________
(a)Includes Automotive China equity income of $262 million and $282 million in the three months ended September 30, 2020 and 2019 and $264 million and $893 million in the nine months ended September 30, 2020 and 2019.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2020, 30.0% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GMNA	799	801	1,905	2,530
GMI	166	232	447	727
Total	965	1,033	2,352	3,257

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales, such as sales to large and small businesses, governments, and daily rental car companies; and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
United States
Chevrolet – Cars	55	75	152	265
Chevrolet – Trucks	221	249	607	695
Chevrolet – Crossovers	174	183	458	500
Cadillac	33	40	87	116
Buick	49	51	119	158
GMC	133	141	353	417
Total United States	665	739	1,776	2,151
Canada, Mexico and Other	100	124	273	363
Total North America	765	863	2,049	2,514
Asia/Pacific, Middle East and Africa
Chevrolet	200	209	567	653
Wuling	278	225	725	742
Buick	252	200	595	623
Baojun	100	123	276	428
Cadillac	67	53	155	167
Other	8	18	37	61
Total Asia/Pacific, Middle East and Africa	905	828	2,355	2,674
South America(a)	123	176	312	493
Total in GM markets	1,793	1,867	4,716	5,681
Total Europe	—	1	—	3
Total Worldwide	1,793	1,868	4,716	5,684
_______
(a)Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
SAIC General Motors Sales Co., Ltd.	395	348	952	1,102
SAIC GM Wuling Automobile Co., Ltd.	376	342	995	1,155

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Market Share
United States – Cars	7.0%	7.3%	7.0%	8.6%
United States – Trucks	29.8%	30.7%	30.1%	29.8%
United States – Crossovers	13.8%	13.9%	13.9%	13.8%
Total United States	16.6%	16.6%	16.7%	16.4%
Total North America	15.9%	16.0%	16.2%	15.8%
Total Asia/Pacific, Middle East and Africa	8.1%	7.6%	8.0%	7.7%
Total South America	14.3%	15.5%	14.8%	15.4%
Total GM Market	10.6%	10.7%	10.7%	10.6%
Total Worldwide	8.5%	8.5%	8.6%	8.4%

United States fleet sales as a percentage of retail vehicle sales	12.2%	19.5%	17.5%	22.5%

North America capacity two-shift utilization	112.3%	94.0%	85.1%	99.5%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2020					Three Months Ended September 30, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$32,066	$26	$—	$(25)	$32,067	$31,817	$25	$—	$(25)	$31,817
GM Financial	—	—	3,421	(8)	3,413	—	—	3,659	(3)	3,656
Total net sales and revenue	32,066	26	3,421	(33)	35,480	31,817	25	3,659	(28)	35,473
Costs and expenses
Automotive and other cost of sales	26,980	190	—	(1)	27,169	27,919	256	—	(1)	28,174
GM Financial interest, operating and other expenses	—	—	2,260	(1)	2,259	—	—	2,987	—	2,987
Automotive and other selling, general and administrative expense	1,565	63	—	—	1,628	1,969	39	—	—	2,008
Total costs and expenses	28,545	253	2,260	(2)	31,056	29,888	295	2,987	(1)	33,169
Operating income (loss)	3,521	(227)	1,161	(31)	4,424	1,929	(270)	672	(27)	2,304
Automotive interest expense	333	—	—	(6)	327	209	—	—	(3)	206
Interest income and other non-operating income, net	471	6	—	22	499	128	16	—	25	169
Equity income	263	—	46	—	309	276	—	39	—	315
Income (loss) before income taxes	$3,922	$(221)	$1,207	$(3)	4,905	$2,124	$(254)	$711	$1	2,582
Income tax expense					887					271
Net income					4,018					2,311
Net loss attributable to noncontrolling interests					27					40
Net income attributable to stockholders					$4,045					$2,351

Net income attributable to common stockholders					$4,005					$2,313

	Nine Months Ended September 30, 2020					Nine Months Ended September 30, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$74,576	$79		$(75)	$74,580	$95,503	$75	$—	$(75)	$95,503
GM Financial	—	—	10,405	(18)	10,387	—	—	10,918	(10)	10,908
Total net sales and revenue	74,576	79	10,405	(93)	84,967	95,503	75	10,918	(85)	106,411
Costs and expenses
Automotive and other cost of sales	66,779	561	—	(1)	67,339	83,990	743	—	(3)	84,730
GM Financial interest, operating and other expenses	—	—	8,855	(2)	8,853	—	—	9,438	(1)	9,437
Automotive and other selling, general and administrative expense	4,718	190	—	—	4,908	6,104	105	—	—	6,209
Total costs and expenses	71,497	751	8,855	(3)	81,100	90,094	848	9,438	(4)	100,376
Operating income (loss)	3,079	(672)	1,550	(90)	3,867	5,409	(773)	1,480	(81)	6,035
Automotive interest expense	838	—	—	(15)	823	588	—	—	(6)	582
Interest income and other non-operating income, net	1,131	8	—	84	1,223	1,216	61	—	61	1,338
Equity income	276	—	113	—	389	874	—	126	—	1,000
Income (loss) before income taxes	$3,648	$(664)	$1,663	$9	4,656	$6,911	$(712)	$1,606	$(14)	7,791
Income tax expense					1,132					932
Net income					3,524					6,859
Net loss attributable to noncontrolling interests					57					67
Net income attributable to stockholders					$3,581					$6,926

Net income attributable to common stockholders					$3,446					$6,813

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Basic earnings per share
Net income attributable to stockholders	$4,045	$2,351	$3,581	$6,926
Less: cumulative dividends on subsidiary preferred stock	(40)	(38)	(135)	(113)
Net income attributable to common stockholders	$4,005	$2,313	$3,446	$6,813

Weighted-average common shares outstanding	1,432	1,428	1,432	1,422

Basic earnings per common share	$2.80	$1.62	$2.41	$4.79
Diluted earnings per share
Net income attributable to common stockholders – diluted	$4,005	$2,313	$3,446	$6,813

Weighted-average common shares outstanding – diluted	1,439	1,442	1,439	1,439

Diluted earnings per common share	$2.78	$1.60	$2.40	$4.74
Potentially dilutive securities(a)	31	7	31	7
__________
(a)Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	September 30, 2020					December 31, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$21,694	$539	$4,705	$—	$26,939	$13,409	$2,349	$3,311	$—	$19,069
Marketable debt securities	8,527	1,462	—	(26)	9,962	3,908	320	—	(54)	4,174
Accounts and notes receivable, net(b)	9,624	3	1,139	(828)	9,939	6,614	2	1,004	(823)	6,797
GM Financial receivables, net(c)	—	—	24,962	(400)	24,562	—	—	27,101	(500)	26,601
Inventories	10,934	2	—	(1)	10,934	10,398	—	—	—	10,398
Other current assets	1,791	27	5,026	(3)	6,841	2,517	16	5,424	(4)	7,953
Total current assets	52,571	2,032	35,832	(1,259)	89,177	36,846	2,687	36,841	(1,383)	74,992
Non-current Assets
GM Financial receivables, net(c)	—	—	30,191	—	30,191	—	—	26,372	(17)	26,355
Equity in net assets of nonconsolidated affiliates	6,561	—	1,485	—	8,046	7,107	—	1,455	—	8,562
Property, net	36,666	130	193	—	36,989	38,374	150	226	—	38,750
Goodwill and intangible assets, net	3,184	724	1,337	—	5,245	3,348	634	1,355	—	5,337
Equipment on operating leases, net	—	—	39,358	—	39,358	—	—	42,055	—	42,055
Deferred income taxes	23,660	537	(227)	—	23,970	24,582	345	(287)	—	24,640
Other assets	5,598	392	757	(53)	6,695	6,123	413	863	(53)	7,346
Total non-current assets	75,670	1,783	73,094	(53)	150,494	79,533	1,542	72,040	(70)	153,045
Total Assets	$128,241	$3,815	$108,926	$(1,311)	$239,671	$116,380	$4,230	$108,881	$(1,454)	$228,037
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(b)	$20,878	$65	$804	$(832)	$20,914	$21,101	$109	$644	$(836)	$21,018
Short-term debt and current portion of long-term debt
Automotive (c)	2,671	—	—	(400)	2,271	2,397	—	—	(500)	1,897
GM Financial	—	—	33,502	—	33,502	—	—	35,503	—	35,503
Accrued liabilities	19,304	162	4,453	(4)	23,916	22,493	82	3,916	(4)	26,487
Total current liabilities	42,853	228	38,759	(1,237)	80,603	45,990	192	40,064	(1,341)	84,905
Non-current Liabilities
Long-term debt
Automotive	26,473	—	—	—	26,473	12,507	—	—	(18)	12,489
GM Financial	—	—	55,320	—	55,320	—	—	53,435	—	53,435
Postretirement benefits other than pensions	5,746	—	—	—	5,746	5,935	—	—	—	5,935
Pensions	11,093	—	4	—	11,097	12,166	—	4	—	12,170
Other liabilities	10,143	524	1,809	(53)	12,424	10,518	505	2,176	(53)	13,146
Total non-current liabilities	53,455	524	57,133	(53)	111,060	41,126	505	55,615	(71)	97,175
Total Liabilities	96,308	752	95,892	(1,290)	191,663	87,114	697	95,679	(1,410)	182,080
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(d)	26,160	70	1,730	(1,813)	26,148	26,095	50	1,283	(1,354)	26,074
Retained earnings	15,215	1,085	12,843	(9)	29,134	12,303	1,566	13,013	(22)	26,860
Accumulated other comprehensive loss	(10,416)	—	(1,539)	—	(11,955)	(10,062)	—	(1,094)	—	(11,156)
Total stockholders’ equity	30,973	1,155	13,034	(1,822)	43,341	28,348	1,617	13,202	(1,376)	41,792
Noncontrolling interests(d)	960	1,908	—	1,799	4,667	918	1,916	—	1,331	4,165
Total Equity	31,933	3,063	13,034	(22)	48,008	29,266	3,533	13,202	(43)	45,957
Total Liabilities and Equity	$128,241	$3,815	$108,926	$(1,311)	$239,671	$116,380	$4,230	$108,881	$(1,454)	$228,037
_________
(a)Amounts may not sum due to rounding.
(b)Eliminations primarily include GM Financial accounts receivable of $567 million offset by Automotive accounts payable and Automotive accounts receivable of $235 million offset by GM Financial accounts payable at September 30, 2020 and GM Financial accounts receivable of $678 million offset by Automotive accounts payable and Automotive accounts receivable of $78 million offset by GM Financial accounts payable at December 31, 2019.
(c)Eliminations include GM Financial loan receivable of $400 million and $517 million offset by an Automotive loan payable at September 30, 2020 and December 31, 2019.
(d)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Nine Months Ended September 30, 2020					Nine Months Ended September 30, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$2,744	$(472)	$1,244	$9	$3,524	$6,192	$(519)	$1,201	$(15)	$6,859
Depreciation and impairment of Equipment on operating leases, net	3	—	5,515	—	5,518	48	—	5,525	—	5,573
Depreciation, amortization and impairment charges on Property, net	4,135	30	53	—	4,217	5,189	16	54	—	5,259
Foreign currency remeasurement and transaction gains	52	—	(2)	—	50	(164)	—	(6)	—	(170)
Undistributed earnings of nonconsolidated affiliates, net	250	—	(113)	—	137	370	—	(126)	—	243
Pension contributions and OPEB payments	(610)	—	—	—	(610)	(789)	—	—	—	(789)
Pension and OPEB income, net	(754)	—	1	—	(754)	(352)	—	1	—	(351)
Provision (benefit) for deferred taxes	678	(192)	214	—	700	95	(193)	332	—	234
Change in other operating assets and liabilities(b)(c)(d)	(4,221)	66	(912)	2,263	(2,805)	(3,964)	134	(676)	(802)	(5,310)
Net cash provided by (used in) operating activities	2,276	(569)	5,998	2,272	9,977	6,623	(562)	6,304	(817)	11,548
Cash flows from investing activities
Expenditures for property	(3,292)	(10)	(26)	—	(3,328)	(4,779)	(39)	(34)	—	(4,852)
Available-for-sale marketable securities, acquisitions	(9,269)	(2,921)	—	—	(12,190)	(2,077)	(1,053)	—	—	(3,130)
Available-for-sale marketable securities, liquidations	5,260	1,776	—	(18)	7,018	2,112	514	—	(39)	2,587
Purchases of finance receivables, net(b)(c)	—	—	(22,419)	125	(22,294)	—	—	(20,466)	1,438	(19,027)
Principal collections and recoveries on finance receivables(b)(c)	—	—	17,932	(3,310)	14,622	—	—	17,733	(645)	17,088
Purchases of leased vehicles, net	—	—	(10,468)	—	(10,468)	—	—	(12,488)	—	(12,488)
Proceeds from termination of leased vehicles	—	—	9,937	—	9,937	—	—	9,982	—	9,983
Other investing activities(e)	27	(71)	3	(75)	(116)	(538)	—	(3)	689	148
Net cash used in investing activities	(7,273)	(1,227)	(5,040)	(3,278)	(16,819)	(5,283)	(578)	(5,275)	1,443	(9,691)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(2)	—	579	3	580	729	—	27	—	756
Proceeds from issuance of debt (original maturities greater than three months)	21,246	—	43,685	—	64,931	1,159	—	26,676	—	27,835
Payments on debt (original maturities greater than three months)	(6,704)	—	(44,100)	145	(50,659)	(447)	—	(28,985)	—	(29,432)
Proceeds from issuance of preferred stock(e)	—	—	492	—	492	—	1,150	—	(687)	463
Dividends paid(d)	(547)	(16)	(890)	800	(653)	(1,656)	(47)	(91)	2	(1,792)
Other financing activities	(457)	3	(135)	55	(532)	(127)	(3)	(102)	56	(175)
Net cash provided by (used in) financing activities	13,537	(14)	(370)	1,005	14,159	(344)	1,100	(2,475)	(628)	(2,345)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(265)	—	(140)	—	(404)	(88)	—	(20)	—	(109)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,273	(1,809)	448	—	6,913	909	(39)	(1,466)	—	(597)
Cash, cash equivalents and restricted cash at beginning of period	13,487	2,355	7,102	—	22,943	13,762	2,291	7,443	—	23,496
Cash, cash equivalents and restricted cash at end of period	$21,760	$545	$7,551	$—	$29,856	$14,670	$2,251	$5,978	$—	$22,899
_________
(a)Amounts may not sum due to rounding.
(b)Includes reclassifications of $2.9 billion and $732 million in the nine months ended September 30, 2020 and 2019 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(c)Eliminations include $125 million and $706 million in Purchases of finance receivables, net in the nine months ended September 30, 2020 and 2019; and $372 million and $645 million in Principal collections and recoveries on finance receivables in the nine months ended September 30, 2020 and 2019 primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.
(d)Eliminations include dividends issued by GM Financial to Automotive.
(e)Eliminations include $689 million in the nine months ended September 30, 2019 primarily for Automotive cash injections in Cruise, inclusive of our investments of $687 million in Cruise Preferred Shares.